CARLYLE GOLF, INC.
                             STOCK OPTION AGREEMENT

     THIS AGREEMENT is made effective as of the 31st day of December, 1996, by and between Carlyle Golf, Inc., a Colorado corporation (the "Company"), and Laurence H. Anton ("Optionee").

     WHEREAS, the Board of Directors of the Company has determined that it is to the advantage and in the best interests of the Company and its Shareholders to grant the option provided for herein to Optionee;

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Grant of Option. The Company hereby grants to Optionee the right and option to purchase from the Company, on the terms and conditions following, all or any part of an aggregate of 200,000 shares of the $.001 par value common stock (the "Common Stock") of the Company. Optionee may elect to exercise the option at any time during the term of this Agreement. In no event shall the Company be required to transfer fractional shares to Optionee.

     2. Price of Option. During the term of this option, the exercise price of the shares subject to this option shall be Two Dollars and Eight Cents ($2.08) per share, subject to adjustment as provided in paragraph 6 below (the "Exercise Price"), which shall be paid to the Company as set forth in paragraph 7 below at the time of exercise of the option.

     3. Termination of Option. The option and all rights granted by this Agreement, to the extent those rights have not been exercised, will terminate and become null and void five (5) years after the date of this Agreement.

     4. Death or Disability of Optionee. Notwithstanding anything to the contrary contained herein, in the event of Optionee's death or Disability (as hereinafter defined) prior to the exercise in full of this option and prior to the termination of this Agreement, this option shall terminate one (1) year after Optionee's death or Disability or upon the expiration of this option pursuant to paragraph 3 of this Agreement, whichever first occurs; provided, however, that in the event of Optionee's death or Disability, this option may be exercised only by the person or persons to whom Optionee's rights under this Agreement shall have passed by order of court, by will or by the laws of descent and distribution or by the personal representative of Optionee's estate. As used herein, "Disability" shall mean when Optionee is unable to continue or obtain gainful employment by reason of a medically-determined physical or mental impairment for a continuous period of not less then one hundred eighty (180) days.

     5. Personal Exercise by Optionee. Except as set forth in paragraph 4 this option shall, during the lifetime of Optionee be exercisable only by him and shall not be transferable by Optionee, in whole or in part. If Optionee shall attempt any transfer of this option not permitted by paragraph 4 hereof during his lifetime such transfer shall be void and this option shall terminate with respect to any shares not theretofore purchased by Optionee pursuant to the terms and conditions of this option.

     6. Adjustment of Shares and Price. In the event that, prior to the exercise of this option in its entirety, there shall be any stock dividend or subdivision of the shares of the Common Stock of the Company into a greater number of shares, the purchase price hereunder shall be proportionately reduced and the number of shares subject to this option shall be proportionately increased; conversely, in the event of any combination of the outstanding shares of Common Stock of the Company, the purchase price hereunder shall be proportionately increased and the number of shares subject to this option shall be proportionately reduced. In the event of any other change and/or reclassification of the outstanding shares of Common Stock of the Company, the Board of Directors of the Company shall have authority to make such adjustments, if any, in the purchase price, and number of shares subject to this option as it may, in its discretion, deem fair and equitable under the circumstances.

     7.   Manner of Exercise of Option.

          a. This option may be exercised by Optionee (or by his successor or successors under paragraph 4 hereof) by giving written notice to the Company of an election to exercise this option. Such notice shall specify the number of shares to be purchased hereunder and the date, not less than five
(5) nor more than fifteen (15) days after the date of such notice, on which the shares will be taken and payment made for them. The notice shall be delivered either personally or by registered or certified mail to the principal office of the Company, postage prepaid. The Purchase Price shall be paid in full at the time of exercise (i) in cash or by bank check for all shares purchased pursuant thereto, or (ii) through a "cashless" or "net-issue" exercise ("Cashless Exercise"), in which case upon receipt of Optionee's written request, the Company will issue to Optionee the number of shares of Common Stock with an aggregate Fair Market Value equal to the difference between the Exercise Price of the option and the Fair Market Value times the number of options exercised. Upon receipt of such notice and, if applicable, payment for the shares being exercised, the Company shall deliver the certificates representing such shares to Optionee forthwith.

          b. As used herein, the term "Fair Market Value" shall mean, for any date, the price determined as follows:

               i) the average, calculated over a period of the twenty (20) prior consecutive trading days (not including the date on which the determination is made), of the last reported sale price for the Common Stock on each such trading day on the principal securities exchange or automated quotation service on which the Common Stock is listed or quoted or if no such sale takes place on such date, the average of the closing bid and asked prices thereof as officially reported;

               ii) if the Common Stock shall not be listed or quoted as provided in clause (i) above, such twenty (20) trading day average of the Common Stock as reported on the OTC Bulletin Board or, in the absence of such reports, as determined in good faith by the Board of Directors of the Company.

          c. In the event that Optionee shall exercise this option with respect to less than all of the shares of Common Stock that may be purchased under the terms hereof, the Company shall issue to Optionee certificates for the shares of Common Stock for which this Option is being exercised in such denominations as are required for delivery to Optionee, and the Company shall thereupon deliver such certificates to or in accordance with the instructions of Company, in form and substance identical to this option for the balance of shares of Common Stock then issuable pursuant to the terms of this option.

     8. Optionee Representations. Optionee, by its execution of this Agreement, acknowledges, understands and represents that:

          a.   This option is a "restricted security";

          b. Neither the Company nor any of its officers, agents or representatives have made or can make any assurance that either the granting or the exercise of this option will not give rise to adverse tax consequence to Optionee;

          c. Upon exercise of this option, Optionee will receive "restricted securities" and consents to the imposition by the Company of a restrictive legend on any and all certificates representing said shares and the imposition by the Company of "stop transfer" order upon such certificate(s) with its Officers;

          d. Optionee may not sell, transfer, assign, encumber or otherwise dispose of all, or any portion, of this option except in accordance with the terms and conditions contained herein;

          e. Optionee is acquiring this option and any shares purchased pursuant to this option for investment purposes only and not for distribution;

          f. Optionee shall have no voting, dividend, participation, liquidation or other stockholder rights with respect to the shares covered by this option unless and until this option is exercised as to such shares;

          g. Optionee is familiar with the Company's business and financial condition and realizes that no assurance can be given with respect to its ultimate commercial success; and

          h. Optionee shall have no right to remedies against the Company or against any of its Officers, Directors, agents or representatives on account of any tax consequences flowing from the granting or exercise of this option.

     9. Successors and Assigns. Except as stated herein, this Agreement shall be binding upon the Company and its successors and assigns, and Optionees and his heirs, legal representatives and successors.

     10. Governing Law. This Agreement shall be governed by the laws of the State of Colorado.

     IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Company and by Optionee on the 24th day of January, 1997, effective as of December 31, 1996.

                                   CARLYLE GOLF, INC., a Colorado corporation
ATTEST:

                                   By: /s/Jerome M. Hause
                                   Jerome M. Hause, President
/s/Wendy K. Williams
Wendy K. Williams, Secretary


ACCEPTED this 24th day of January, 1997.

                                   OPTIONEE:


                                   /s/ Laurence H. Anton